SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):      October 12, 2004

webMethods, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15681	54-1807654
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3930 Pender Drive
Fairfax, Virginia	22030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (703) 460-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5      Corporate Governance and Management

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

     As previously disclosed on the Form 8-K filed on October 7, 2004, William V. Russell was appointed as the non-executive Chairman of the Board of Directors of webMethods, Inc., a Delaware corporation (the “Company”) upon the resignation on October 2, 2004 of Phillip Merrick as Chairman and CEO of the Company.

     The Corporate Governance and Nominating Committee and the Compensation Committee of the Board of Directors of the Company have determined that the directors’ fees Mr. Russell will receive on an annual basis for service as a non-executive director, as a member or chair of the committees of the Board on which he currently serves and as non-executive Chairman of the Board of Directors of the Company will be $107,500, paid quarterly in arrears. The two committees also determined that, as non-executive Chairman of the Board of Directors of the Company, Mr. Russell is entitled to an additional annual grant of stock options to purchase 25,000 shares of the Company’s common stock. On October 12, 2004, such stock option was granted to Mr. Russell under the Company’s Amended and Restated Stock Option Plan at the closing price quoted on NASDAQ for the Company’s common stock on that date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.

By:	/s/ MARY DRIDI Name: Mary Dridi Title: Chie Financial Officer

Date: October 15, 2004